JAAK (JACK) OLESK
                           Certified Public Accountant
                        345 North Maple Drive, Suite 284
                             Beverly Hills, CA 90210
                                  310-288-0693













                          INDEPENDENT AUDITOR'S CONSENT



        I consent to the inclusion of my report dated February 9, 2000, on the balance sheet of Starfest, Inc. as of December 31, 1999, and the related statements of operations, stockholders' equity (deficit) and cash flows for the year ended December 31, 1999 and the year ended December 31, 1998 in Amendment No. 3 to Form S-4 Registration Statement of Starfest, Inc.



                                             /s/Jaak Olesk CPA
                                             -----------------------
                                            JAAK OLESK CPA



Beverly Hills, California
January 30, 2001



                                                                   Exhibit 23.17
                                                                Page 1 of 1 Page